EX-99.B(a)ufartsup

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               UNITED FUNDS, INC.

         United Funds, Inc. (the "Corporation"), a Maryland corporation, having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The capital stock of the Corporation is divided into series and classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation and Articles Supplementary thereto, except as follows:

                  (1) The capital stock of Class A shares shall be subject to fees, including a front-end sales load and a Rule 12b-1 fee, as determined by the Board of Directors of the Corporation from time to time;

                  (2) The capital stock of Class Y shares shall not be subject to either a front-end or contingent deferred sales charge or Rule 12b-1 fees and is subject to a shareholder servicing fee which differs from that of the Class A shares;

                  (3) The capital stock of the Corporation is divided into such other classes, having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as are determined by the Corporation's Board of Directors and described in the Corporation's registration statement under the Securities Act of 1933 ("1933 Act") or any amendment thereto or any supplement to a prospectus or statement of additional information contained therein.

         SECOND: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Three Billion Two Hundred Million (3,200,000,000) shares of capital stock, (par value $1.00 per share), amounting in the aggregate to a par value of Three Billion Two Hundred Million Dollars ($3,200,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

         United Bond Fund, Class A                          200,000,000 shares
         United Bond Fund, Class Y                          100,000,000 shares
         United Income Fund, Class A                      1,700,000,000 shares
         United Income Fund, Class Y                        300,000,000 shares
         United Accumulative Fund, Class A                  400,000,000 shares
         United Accumulative Fund, Class Y                  100,000,000 shares
         United Science and Technology Fund, Class A        300,000,000 shares
         United Science and Technology Fund, Class Y        100,000,000 shares

         THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation and classes thereof as follows:

         United Bond Fund, Class A                          150,000,000 shares
         United Bond Fund, Class Y                           50,000,000 shares
         United Bond Fund, Class B                           50,000,000 shares
         United Bond Fund, Class C                           50,000,000 shares
         United Income Fund, Class A                      1,500,000,000 shares
         United Income Fund, Class Y                        300,000,000 shares
         United Income Fund, Class B                        100,000,000 shares
         United Income Fund, Class C                        100,000,000 shares
         United Accumulative Fund, Class A                  350,000,000 shares
         United Accumulative Fund, Class Y                   50,000,000 shares
         United Accumulative Fund, Class B                   50,000,000 shares
         United Accumulative Fund, Class C                   50,000,000 shares
         United Science and Technology Fund, Class A        250,000,000 shares
         United Science and Technology Fund, Class Y         50,000,000 shares
         United Science and Technology Fund, Class B         50,000,000 shares
         United Science and Technology Fund, Class C         50,000,000 shares

         The aggregate number of shares of all classes of stock of the Corporation remains at Three Billion Two Hundred Million (3,200,000,000) shares of capital stock, the par value remains $1.00 per share, and the aggregate value of all authorized stock remains Three Billion Two Hundred Million Dollars ($3,200,000,000.00).

         FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 31st day of August, 1999.

                                                    ----------------------------
                                                    Helge K. Lee, Vice President


Attest:  __________________
         Kristen A Richards
         Assistant Secretary

         The undersigned, Vice President of United Funds, Inc. who executed on behalf said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                               UNITED FUNDS, INC.



                                               By:__________________________
                                                  Helge K. Lee, Vice President